UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-34565	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Executive Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –Departure of Directors

On February 17, 2010, the board of directors of Monarch Financial Holdings, Inc. (the “Company”) nominated three Class II directors to stand for reelection at the upcoming annual meeting of shareholders on May 6, 2010. Mr. Cassell Basnight currently serves as a Class II director and declined nomination. He served as a director of Monarch bank since its inception in 1998 and served as a director of Monarch Financial Holdings, Inc. since its inception in 2006. At the age of 73 he announced his retirement from both boards effective May 6, 2010. There were no disagreements between Mr. Basnight and the board of directors or management. Mr. Basnight currently serves on the compensation committee, the director loan committee, and the nominating committee. The formal proxy listing those that were nominated was finalized on March 3, 2010, with the approval of that proxy anticipated at the company’s upcoming monthly board of directors meeting on March 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: March 3, 2010	/s/ Brad E. Schwartz
Brad E. Schwartz, Executive Vice President
Chief Financial & Operating Officer

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